UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: October 30, 2008

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 11, 2008, the board of directors of Array BioPharma Inc. (the “Company”) approved amendments, subject to stockholder approval, (A) to the Company’s Employee Stock Purchase Plan, as amended (the “ESPP”) (i) to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 2,250,000 shares, and (ii) to extend the term of the ESPP by an additional ten years, to expire on September 8, 2020, and (B) to the Company’s Amended and Restated Stock Incentive Plan, as amended (the “Plan”) to extend the term of the Plan by an additional ten years, to expire on September 8, 2020. On October 30, 2008, the stockholders of the Company approved these amendments at the Company’s annual stockholders meeting. Copies of the ESPP and the Plan are attached as Appendices to the proxy statement filed by the Company in connection with the annual stockholder meeting.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2008, the board of directors of the Company approved an amendment and restatement of the Company’s Amended and Restated Bylaws, as amended in October 2002, to amend certain provisions (i) relating to the requirements for advance notice by stockholders of nominations for directors and the submission of other proposals for approval by the Company’s stockholders and (ii) to allow for electronic notices in connection with certain stockholder and director communications as permitted by the Delaware General Corporation Law. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

3.1	Bylaws of Array BioPharma Inc., as Amended and Restated on October 30, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: November 3, 2008
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

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